EXHIBIT 21
LIST OF SUBSIDIARIES

Subsidiary/undertaking	Jurisdiction of incorporation

3829359 Canada Inc.	Canada
Monmouth Pharmaceuticals Limited	United Kingdom
Pharma International Insurance Limited	Ireland
Rybar Laboratories Limited	United Kingdom
Shire 2005 Investments Limited	Cayman Islands
Shire Acquisition Inc	Canada
Shire Australia Pty Limited	Australia
Shire Belgium BVBA	Belgium
Shire Biopharmaceuticals Holdings	United Kingdom
Shire Biopharmaceuticals Ireland Limited	Ireland
Shire Biopharmaceuticals Ireland No.2 Limited	Ireland
Shire Canada Inc.	Canada
Shire Deutschland GmbH	Germany
Shire Deutschland Investments GmbH	Germany
Shire Development Inc	United States
Shire Europe Finance	United Kingdom
Shire Europe Limited	United Kingdom
Shire Executive Services LLC	United States
Shire Finance Limited	Cayman Islands
Shire France S.A.	France
Shire Global Finance	United Kingdom
Shire Hellas Pharmaceuticals Import Export and Marketing S.A.	Greece
Shire Holdings AG	Switzerland
Shire Holdings Europe B.V.	Netherlands
Shire Holdings Europe Limited	United Kingdom
Shire Holdings Europe No.2 S.a.r.l.	Luxembourg
Shire Holdings Ireland Limited	Ireland
Shire Holdings Ireland No.2 Limited	Ireland
Shire Holdings Limited	Bermuda
Shire Holdings UK Canada Limited	United Kingdom
Shire Holdings UK Limited	United Kingdom
Shire Holdings US AG	United States
Shire Human Genetic Therapies (Canada) Inc.	Canada
Shire Human Genetic Therapies AB	Sweden
Shire Human Genetic Therapies SA	Argentina
Shire Human Genetic Therapies Inc	United States
Shire Human Genetic Therapies Limited	United Kingdom
Shire Human Genetic Therapies Farmaceutica Ltda	Brazil
Shire Human Genetic Therapies Securities Corporation	United States
Shire Human Genetic Therapies UK Limited	United Kingdom
Shire Incorporated	United States
Shire Intellectual Property 2 SRL	Barbados
Shire Intellectual Property Ireland Limited	Ireland
Shire Intellectual Property SRL	Barbados
Shire International Licensing BV	Netherlands
Shire Investments & Finance (U.K.) Company	United Kingdom
Shire IP Services Corporation	Canada
Shire Italia S.p.A.	Italy
Shire Jersey Limited	Jersey
Shire LLC	United States
Shire Luxembourg Intellectual Property No.2 S.a r.l.	Luxembourg
Shire Luxembourg Intellectual Property S.a r.l.	Luxembourg
Shire Luxembourg Sarl	Luxembourg
Shire Pharmaceutical Contracts Limited	United Kingdom
Shire Pharmaceutical Development Inc	United States

Shire Pharmaceutical Development Limited	United Kingdom
Shire Pharmaceutical Holdings Ireland Limited	Ireland
Shire Pharmaceutical Investment Holdings Limited	Malta
Shire Pharmaceutical Investment Limited	Malta
Shire Pharmaceutical Investment Trading Ireland	Ireland
Shire Pharmaceutical Investments 2008	Ireland
Shire Pharmaceuticals Group	United Kingdom
Shire Pharmaceuticals Iberica S.L.	Spain
Shire Pharmaceuticals Inc	United States
Shire Pharmaceuticals Investments (British Virgin Islands) Limited	Virgin Islands, British
Shire Pharmaceuticals Investments 2007	Ireland
Shire Pharmaceuticals Ireland Limited	Ireland
Shire Pharmaceuticals Limited	United Kingdom
Shire Pharmaceuticals Mexico SA de CV	Mexico
Shire Pharmaceuticals Services Limited	United Kingdom
Shire Properties US	United States
Shire Regulatory Inc	United States
Shire Supplies U.S. LLC	United States
Shire UK Investments Limited	United Kingdom
Shire US Holdings Inc.	United States
Shire US Inc	United States
Shire US Investments	United Kingdom
Shire US Manufacturing Inc	United States
Sparkleflame Limited	United Kingdom
Tanaud International BV	Netherlands
Tanaud Ireland Inc.	Ireland
The Endocrine Centre Limited	United Kingdom
TKT Argentina srl	Argentina
Jerini AG	Germany
Jerini US, Inc.	United States
JPT Peptide Technologies, Inc.	United States
Jerini Ophthalmic Holding GmbH	Germany
Jerini Ophthalmic, Inc.	United States
Jerini Beteiligungen GmbH	Germany
Jerini Holding Limited	Malta
Jerini Trading Limited	Malta